Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Crossing Airlines Completes First Aircraft Acquisition and Adds Four More to Support Continued Business Growth

MIAMI, FL – July 14, 2025 – Global Crossing Airlines Group, Inc. (Cboe CA: JET, Cboe CA: JET.B, OTCQB: JETMF) (“GlobalX” or the “Company”), the Nation’s fastest-growing charter airline, today announced the completion of its first aircraft acquisition, along with the signing of lease agreements for four additional Airbus aircraft—significant steps in supporting the Company’s continued business expansion.

GlobalX has acquired an Airbus A320 (MSN 3101), currently operating in its fleet as N630VA and powered by two CFM56-5B engines. The aircraft was purchased from Falcon 2019-1 Aerospace Limited by an affiliate of GlobalX, with financing provided by Volofin Capital Management Ltd. of London.

“This acquisition marks a major milestone for GlobalX as we transition from an exclusively leased fleet to a hybrid ownership model,” said Ryan Goepel, President and CFO of GlobalX. “Owning select aircraft enhances our ability to manage long-term operating costs, plan maintenance and modifications more efficiently, and most importantly—build tangible asset value. These moves are part of our broader strategy to strengthen the balance sheet, improve key financial metrics, and position the company for long-term success.”

In tandem with the acquisition, GlobalX has signed definitive lease agreements from funds managed by AE Industrial Partners, LP for four Airbus A319 aircraft (MSNs 2477, 2481, 2492, and 2503) to meet increasing demand across its expanding charter and passenger service business.

“These new aircraft are arriving at exactly the right time,” Goepel added. “They represent more than a 20% increase to our current fleet and are critical to meeting the growing needs of our customers and supporting our rapid scale in passenger operations.”

The first A319 is expected to be delivered on August 31, 2025, with entry into service approximately 30 days later. The remaining aircraft will be delivered sequentially, with planned arrivals on September 30, October 31, and November 30, 2025. Pending FAA and DOT approvals, GlobalX will operate a fleet of 22 Airbus A320 family aircraft once the deliveries have been completed.

About Global Crossing Airlines Group, Inc.

GlobalX is a US 121 domestic flag and supplemental airline flying the Airbus A320 family of aircraft. The Company’s services include domestic and international ACMI and charter flights for passengers and cargo throughout the US, Caribbean, Europe, and Latin America. GlobalX is IOSA certified by IATA and holds TCOs for Europe and the UK.

For more information:

Company Contact

Ryan Goepel, President & CFO
Tel: (720) 330-2829

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza
Email: JET@elevate-ir.com

Cautionary Note Regarding Forward-Looking Information

This press release contains certain “forward-looking statements” and “forward-looking information”, as defined under applicable United States and Canadian securities laws, concerning anticipated developments and events that may occur in the future. Forward-looking statements contained in this press release include, but are not limited to, statements with respect to the Company’s continued business expansion, the transition to a hybrid ownership model, the expected benefits of aircraft ownership, improving balance sheet and financial metrics, increasing demand, rapid scale in passenger operations, delivery timelines for aircraft, expected fleet size, receipt of FAA and DOT approvals and the Company’s status as the Nation’s fastest growing charter airline. In certain cases, forward-looking statements can be identified by the use of words such as "plans", "expects" "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved" suggesting future outcomes, or other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance. Forward-looking statements contained in this press release is based on certain factors and assumptions regarding, among other things, the receipt of financing to continue airline operations, the accuracy, reliability and success of GlobalX’s business model; GlobalX’s ability to accurately forecast demand; GlobalX will be able to successfully conclude definitive agreements for transactions subject to LOI; the timely receipt of governmental approvals, including from the FAA and DOT; the success of airline operations of GlobalX; GlobalX’s ability to successfully enter new geographic markets; the legislative and regulatory environments of the jurisdictions where GlobalX will carry on business or have operations; the Company has or will have sufficient aircraft to provide the service; the impact of competition and the competitive response to GlobalX’s business strategy; the future price of fuel, and the availability of aircraft. While the Company considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The Company has identified certain known material risk factors applicable to it in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC and its other filings with the SEC. Moreover, it is not always possible for the Company to predict how new risks and uncertainties that arise from time to time may affect it. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in the forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements are made as of the date of this press release. Except as required by applicable securities laws, the Company does not undertake any obligation to publicly update any forward-looking statements. If GlobalX does update one or more forward-looking statements, no inference should be made that it will make additional updates with respect to those or other forward-looking statements.